UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

331 N. Main Street Euless, Texas 76039 (Address of principal executive offices, including ZIP code)
(817) 835-4105 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2012, the Company entered into Exchange and Consent Agreements (the “Exchange and Consent Agreements”) with two security holders who have indicated to the Company that they hold an aggregate of approximately 63% of the Company’s outstanding 9.5% Convertible Secured Notes due 2015 (the “Notes”).  Pursuant to the Exchange and Consent Agreements, those security holders have agreed to exchange their Notes in the proposed exchange offer by the Company (the “Exchange Offer”) described in the term sheet attached as Exhibit A to the Exchange and Consent Agreements (the “Term Sheet”).

Given certain provisions contained in the Exchange and Consent Agreements, the Company is obligated to disclose material non-public information provided to such holders not later than a certain date. In connection therewith, a form of the Exchange and Consent Agreements, including the Term Sheet which is attached as Exhibit A thereto, is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Under the Exchange and Consent Agreements, the signing security holders may terminate the Support Agreements unless the Company has commenced the Exchange Offer by February 10, 2013, and consummated the Exchange Offer by April 10, 2013.  The Company expects to commence the Exchange Offer on or about February 10, 2013.  In the Exchange Offer, security holders tendering their Notes will be required to give their consent to certain amendments (the “Amendments”) to the indenture and the security documents governing the Notes, which amendments would eliminate substantially all of the negative covenants contained in the indenture and provide for a release of all of the liens on the collateral securing the Notes.

The Exchange Offer will be subject to certain conditions as described in the Exchange and Consent Agreements and the Term Sheet, including that (1) at least 82.5% of the outstanding principal amount of Notes are validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer (the “Minimum Tender Condition”) and (2) the holders of 66 2/3% of the outstanding principal amount of Notes not held by an affiliate of the Company have consented to the adoption of the Amendments (which condition the Company believes, based on current information, will be satisfied if enough Notes are tendered in the Exchange Offer to satisfy the Minimum Tender Condition).

Although the Company intends to pursue the Exchange Offer, there can be no assurance that the Company will be successful in completing the Exchange Offer or any exchange offer on the terms set forth in the Term Sheet, on different terms or at all.

The information contained in the form of Exchange and Consent Agreement, including the Term Sheet attached as Exhibit A thereto, and this Current Report on Form 8-K are for informational purposes only and do not constitute an offer to buy, nor a solicitation of an offer to sell, the Notes.  The exchange offer for the Notes will be made only pursuant to exchange offer documents, including a tender offer statement.  Security holders are urged to read the Company’s exchange offer documents, including the tender offer statement, if and when they become available because they will contain important information regarding the exchange offer.  Investors will be able to obtain copies of any documents filed with the SEC regarding the exchange offer, free of charge, at the SEC’s website (www.sec.gov), at the Company’s website (www.us-concrete.com) or by contacting U.S. Concrete, Inc. at 817-835-4111 or email lrussell@us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains various forward-looking statements and information that are based on management’s beliefs, as well as assumptions made by and information currently available to management. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements relate to future events or our future financial performance. These forward-looking statements speak only as of the date of this Current Report. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to the possibility that the exchange offer will not be completed on the terms set forth in the Term Sheet or otherwise. Additional risks affecting the Company are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission; including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its subsequent filings on Form 10-Q.  Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Form of Exchange and Consent Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: December 21, 2012                                                                     By:   /s/ William J. Sandbrook
Name: William J. Sandbrook
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	Form of Exchange and Consent Agreement